AMENDMENT TO
                                   SCHEDULE A
                                     to the
                       SECURITIES LENDING AGENCY AGREEMENT

     The Securities Lending Agency Agreement by and between E*TRADE Funds ("Lender"), on behalf of the series of the Lender specified in Schedule A (each a "Portfolio"), and Investors Bank and Trust Company ("Bank"), dated as of April 1, 2001, is hereby amended as follows:

     1. Effective upon the liquidation date for the E*TRADE Global Titans Index Fund ("Global Titans Fund"), the Global Titans Fund is hereby removed from Schedule A.

     2. The E*TRADE E-Commerce Index Fund ("E-Commerce Fund") is hereby removed from Schedule A effective upon the earlier of either (a) the reorganization of E-Commerce Fund with and into the E*TRADE Technology Index Fund, if such reorganization is approved by shareholders of the E-Commerce Fund; or (b) if the reorganization is not approved by shareholders, upon the liquidation of the E-Commerce Fund, which is expected to occur prior to December 31, 2001.

     3. Upon the effective date of the reorganization or the liquidation of the E-Commerce Fund, either of which is expected to occur before December 31, 2001, Schedule A is hereby amended and substituted with the attached Schedule A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their respective officers thereunto duly authorized as of ___________, 2001.


                         INVESTORS BANK AND TRUST COMPANY


                         By:
                              ---------------------------
                              Name:
                              Title:

                          E*TRADE FUNDS


                          By:
                               ---------------------------
                               Name:
                               Title:

                                   SCHEDULE A
                                     to the
                       SECURITIES LENDING AGENCY AGREEMENT

                                   PORTFOLIOS

                       E*TRADE Financial Sector Index Fund
                          E*TRADE Technology Index Fund